EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER
                             Regarding Interests in
                         MEZZACAPPA LONG/SHORT FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                            Dated September 16, 2004
                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                 RECEIVED BY MEZZACAPPA LONG/SHORT FUND, LLC BY,
     12:00 MIDNIGHT, NEW YORK TIME, ON TUESDAY, OCTOBER 12, 2004, UNLESS THE
                               OFFER IS EXTENDED.

          Complete This Notice of Withdrawal And Return Or Deliver To:
                         Mezzacappa Long/Short Fund, LLC
                                630 Fifth Avenue
                                   Suite 2600
                            New York, New York 10111
                                Attn: Chris Nagle
                           For additional information:
                              Phone: (212) 332-2000
                               Fax: (212) 332-5306

Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest (the "Interest") in Mezzacappa Long/Short Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated .

Such tender was in the amount of:

          |_|  The undersigned's entire Interest.
          |_| A portion of the undersigned's Interest expressed as a specific dollar value.
          |_| That portion of the undersigned's Interest in excess of the required minimum balance ($2,000,000).

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned's interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS: FOR OTHER INVESTORS:

Signature                                 Print Name of Investor
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)


Print Name of Investor                    Signature
                                          (SIGNATURE OF OWNER(S)
                                          EXACTLY AS APPEARED ON
                                          SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary       Print Name of Signatory and Title
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)


Print Name of Joint Tenant                Co-signatory if necessary
                                          (SIGNATURE OF OWNER(S) EXACTLY
                                          AS APPEARED ON SUBSCRIPTION AGREEMENT)


                                          Print Name and Title of Co-Signatory
Date:







                                      D-1
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